 AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION ON MAY 21,
                                      2003

                                                    REGISTRATION NO. 333-
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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                            LUCENT TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)

                       DELAWARE                                              22-3408857
   (State or other jurisdiction of incorporation or             (I.R.S. Employer Identification No.)
                    organization)

               600 MOUNTAIN AVENUE MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
  (Address, including zip code, and telephone number, including area code, of
                   Registrant's principal executive offices)

                            RICHARD J. RAWSON, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            LUCENT TECHNOLOGIES INC.
                              600 MOUNTAIN AVENUE
                         MURRAY HILL, NEW JERSEY 07974
                                 (908) 582-8500
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                    COPY TO:

                           KENNETH E. THOMPSON, ESQ.
                            MCCARTER & ENGLISH, LLP
                              FOUR GATEWAY CENTER
                              100 MULBERRY STREET
                         NEWARK, NEW JERSEY 07101-0652
                                 (973) 622-4444

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
      TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE        OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
              TO BE REGISTERED                     REGISTERED          PER SHARE(2)           PRICE(2)         REGISTRATION FEE
---------------------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value per share, and
  related preferred stock purchase
  rights(1)..................................      46,185,131             $2.32             $107,149,504            $8,668
---------------------------------------------------------------------------------------------------------------------------------
---------------------------------------------------------------------------------------------------------------------------------

(1) This registration statement also relates to rights to purchase shares of the registrant's junior preferred stock, par value $1.00 per share, which are attached to all shares of common stock. Until the occurrence of certain prescribed events, the rights are not exercisable, are evidenced by the certificates representing the common stock and are transferred with and only with the common stock. The value attributable to the rights, if any, is reflected in the value of the common stock and no separate consideration is to be received for the rights.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933 (the "Securities Act"), based upon the average of the high and low sale prices of the registrant's common stock as reported on the New York Stock Exchange on May 19, 2003.

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
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

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED MAY 21, 2003

PROSPECTUS

[LUCENT LOGO]
                            LUCENT TECHNOLOGIES INC.

                       46,185,131 SHARES OF COMMON STOCK

     This prospectus relates to 46,185,131 shares (which we refer to as the "contributed shares") of our common stock, par value $.01 per share, held in a segregated account in the Lucent Technologies Inc. Represented Employees Post-Retirement Health Benefits Trust (which we refer to as the "trust") created under the Lucent Technologies Inc. Welfare Benefits Plan for Retired Employees (which we refer to as the "plan"). The contributed shares may be offered for sale from time to time by U.S. Trust Company, National Association (which we refer to as the "investment manager"), in its capacity as duly appointed and acting investment manager for the segregated account of the trust, and by Boston Safe Deposit & Trust Company, as duly appointed trustee for the trust (which we refer to as the "trustee," and we refer to the trustee, the trust and the investment manager collectively as the "selling stockholder"). We are registering the contributed shares to provide the selling stockholder with freely tradable securities pursuant to a Registration Rights Agreement, dated as of April 30, 2003 (which we refer to as the "registration rights agreement"), between us and the investment manager. We will not receive any of the proceeds from the sale of the contributed shares by the selling stockholder. We are generally required to bear the expenses of the registration of the contributed shares offered hereby, including, without limitation, registration fees under federal and state securities laws, and legal and accounting fees. Any underwriting discounts, brokerage fees and commissions will be the responsibility of the selling stockholder. See "Selling Stockholder."

     The selling stockholder may sell all or a portion of the contributed shares from time to time on the New York Stock Exchange, in negotiated transactions or otherwise, and at prices which will be determined by the prevailing market price for the contributed shares or in negotiated transactions.

     Our common stock is listed on the New York Stock Exchange under the symbol "LU." On May 20, 2003, the last reported sale price per share of our common stock on the New York Stock Exchange was $2.35.

     INVESTING IN OUR COMMON STOCK INVOLVES CERTAIN RISKS. YOU SHOULD READ THE ENTIRE PROSPECTUS AND ANY ACCOMPANYING PROSPECTUS SUPPLEMENT CAREFULLY BEFORE YOU MAKE YOUR INVESTMENT DECISION. SEE "RISK FACTORS" BEGINNING ON PAGE 2.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is           , 2003

                               TABLE OF CONTENTS

About this Prospectus.......................................   ii
Where You Can Find More Information.........................    1
Lucent Technologies Inc. ...................................    2
Risk Factors................................................    2
Special Note Regarding Forward-Looking Statements...........    2
Use of Proceeds.............................................    2
Selling Stockholder.........................................    2
Plan of Distribution........................................    3
Legal Matters...............................................    4
Experts.....................................................    4

                             ABOUT THIS PROSPECTUS

     You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplements. We have not authorized any other person to provide you with different information. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the cover page.

     In this prospectus, references to "Company," "we," "us," "our" and "Lucent" refer to Lucent Technologies Inc. and do not include any of its subsidiaries in the context of the issuer of securities. In other contexts, references to "Company," "we," "us," "our" and "Lucent" may also include subsidiaries of Lucent. The phrase "this prospectus" refers to this prospectus and any applicable prospectus supplement, unless the context otherwise requires.

                      WHERE YOU CAN FIND MORE INFORMATION

     This prospectus incorporates by reference important business and financial information about us that is not otherwise included in this prospectus. The following documents filed by us, Commission File No. 001-11639, with the Securities and Exchange Commission ("SEC") are incorporated by reference in this prospectus and shall be deemed to be a part of this prospectus:

     1. Annual Report on Form 10-K for the fiscal year ended September 30, 2002, filed on December 12, 2002;

     2. Quarterly Report on Form 10-Q for the three months ended December 31, 2002, filed on February 11, 2003;

     3. Quarterly Report on Form 10-Q for the three months ended March 31, 2003, filed on May 13, 2003;

     4. Current Reports on Form 8-K filed pursuant to Item 5 or Item 7 of Form 8-K on October 11, 2002, October 18, 2002, October 23, 2002, January 22, 2003, February 21, 2003, February 27, 2003, March 28, 2003 and
         April 11, 2003; and

     5. The "Description of Capital Stock" section of our registration statement on Form 10, filed on February 26, 1996, as amended by Amendment No. 1 on Form 10/A, filed on March 12, 1996, Amendment No. 2 on Form 10/A, filed on March 22, 1996, Amendment No. 3 on Form 10/A, filed on April 1, 1996, Exhibit 99(i) to our Quarterly Report on Form 10-Q for the quarter ended December 31, 2001, filed on February 14, 2002 and any other amendments or reports for the purpose of updating that description.

     Neither Current Reports on Form 8-K furnished under Item 9 of Form 8-K nor Current Reports furnished under Item 12 of Form 8-K are incorporated by reference in this prospectus.

     All documents and reports filed by us with the SEC (other than Current Reports on Form 8-K furnished pursuant to Item 9 or Item 12 of Form 8-K, unless otherwise indicated therein) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), after the date of this prospectus and prior to the termination of this offering shall be deemed incorporated by reference in this prospectus and shall be deemed to be a part of this prospectus from the date of filing of such documents and reports. Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document or report that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     We will provide, without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents incorporated by reference in this prospectus other than exhibits, unless such exhibits specifically are incorporated by reference into such documents or this prospectus. Requests for such documents should be addressed in writing or by telephone to:

     Corporate Secretary
     Lucent Technologies Inc.
     600 Mountain Avenue
     Murray Hill, New Jersey 07974
     (908) 582-8500

     We are subject to the information reporting requirements of the Exchange Act and accordingly file annual, quarterly and special reports, proxy statements and other information with the SEC. Members of the public may read and copy any materials we file with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site at http://www.sec.gov that contains materials we file electronically with the SEC. Our SEC filings can also be inspected and copied at the offices of The New York Stock Exchange at 20 Broad Street, New York, New York 10005.

                            LUCENT TECHNOLOGIES INC.

     We operate in the global communications networking industry and design and deliver networks for the world's largest communications service providers. Backed by Bell Labs, one of the world's foremost industrial and research development organizations, we rely on our strengths in mobility, optical, data and voice networking technologies as well as software and services to develop next generation networks. Our systems, services and software are designed to help customers quickly deploy and better manage their networks and create new opportunities for revenue-generating services that help businesses and consumers.

     Our principal executive offices are located at 600 Mountain Avenue, Murray Hill, New Jersey 07974 and our telephone number at that location is (908) 582-8500.

                                  RISK FACTORS

     Investing in our securities involves risks. You should carefully consider the risks, uncertainties and assumptions discussed under the caption "Risks Related to Our Business and Investing in Our Securities" included in our annual report on Form 10-K for the year ended September 30, 2002, which are incorporated by reference in this prospectus, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and other documents we file with the SEC contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, the industries in which we operate, our beliefs and our management's assumptions. In addition, other written or oral statements that constitute forward-looking statements may be made by or on behalf of us. Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

                                USE OF PROCEEDS

     We will not receive any of the proceeds from the sale of the contributed shares offered by this prospectus. The selling stockholder will receive all of the proceeds.

                              SELLING STOCKHOLDER

     On April 30, 2003, we contributed to the trust 46,185,131 shares of our common stock. We did not receive any cash proceeds from the contribution of the contributed shares.

     The investment manager serves in its sole capacity as investment manager pursuant to an investment management agreement with Lucent Asset Management Corporation, a wholly-owned subsidiary of Lucent that is a named fiduciary of the trust. In accordance with the terms of the investment management agreement, the investment manager is responsible for the management and disposition of the contributed shares and is a fiduciary of the trust. The investment manager, in exercising its fiduciary duty, will decide whether or not, and under what terms, it will sell the contributed shares offered hereby. Both the trustee and the investment manager receive customary compensation for serving as trustee and investment manager, respectively.

     At the date of this prospectus, the trust beneficially owned 46,185,131 shares of our common stock, representing approximately 1.1% of our outstanding shares of common stock. The selling stockholder may sell up to 46,185,131 shares of our common stock pursuant to this offering, and assuming that all such contributed shares are sold, the trust will beneficially own none of the outstanding shares of our common stock after this offering. However, the selling stockholder may sell all, some or none of the contributed shares. Accordingly, we cannot provide you with an estimate of the number of shares of our common stock that the selling stockholder will hold in the future.

     In some instances, the contributed shares may be sold by the pledgees, donees, transferees, assignees or other successors-in-interest that receive their shares from the selling stockholder as a gift, pledge or other non-sale transfer after the date of this prospectus. The term "selling stockholder" as used in this prospectus shall include such pledgees, donees, transferees, assignees or other successors-in-interest.

                              PLAN OF DISTRIBUTION

     The selling stockholder may offer the contributed shares from time to time, depending on market conditions and other factors, in one or more transactions on the New York Stock Exchange or any other national securities exchange or automated interdealer quotation system on which shares of our common stock are then listed, through negotiated transactions or otherwise. The contributed shares will be sold at prices and on terms then prevailing, at prices related to the then current market price or at negotiated prices. Subject to the terms of the registration rights agreement, the contributed shares may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, and directly to one or more purchasers. Sales of the contributed shares may involve:

     - sales to underwriters who will acquire contributed shares for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at the time of sale;

     - block transactions in which the broker or dealer engaged will attempt to sell contributed shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

     - purchases by a broker or dealer as principal and resale by the broker or dealer for its account; or

     - ordinary brokerage transactions and transactions in which a broker solicits purchasers.

     The selling stockholder and/or purchasers of the contributed shares may pay brokers and dealers for selling contributed shares. These payments may be in the form of underwriting discounts, concessions or commissions. The selling stockholder and any broker dealer who sells or assists the selling stockholder in selling contributed shares may be deemed an underwriter within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). If they are deemed to be underwriters, any brokerage commissions or discounts may be deemed to be underwriting discounts and commissions under the Securities Act. We will file, if required, a prospectus supplement when the selling stockholder notifies us that it has entered into an arrangement with an underwriter, broker or dealer for the sale of contributed shares. The prospectus supplement will disclose certain material information, including:

     - the number of contributed shares being offered;

     - the terms of the offering;

     - any discounts, commissions or other compensation paid to underwriters, brokers or dealers;

     - the public offering price;

     - any discounts, commissions or concessions allowed or reallowed or paid by any underwriters to dealers; and

     - other material terms of the offering.

     As of the date of this prospectus, there are no selling arrangements between the selling stockholder and any underwriter, broker or dealer. The selling stockholder may also sell contributed shares in reliance upon Rule 144 of the Securities Act, provided it meets the criteria and conforms to the requirements of Rule 144, rather than under this prospectus.

     We will not receive any of the proceeds from the sale of contributed shares by the selling stockholder. We will bear the costs of registering the contributed shares under the Securities Act, including the registration fee under the Securities Act, accounting fees, printing fees, fees and disbursements of our counsel and certain fees and disbursements of counsel to the selling stockholder. The selling stockholder will be responsible for underwriting discounts, brokerage fees and commissions, if any, incurred in connection with the sale of contributed shares.

     Under the terms of the registration rights agreement, Lucent and the selling stockholder have agreed to indemnify each other and certain other related parties for certain liabilities in connection with the registration of the contributed shares.

     All of the contributed shares are subject to the restrictions on transfer, and other terms, set forth in the registration rights agreement. Under the registration rights agreement, the selling stockholder may only transfer contributed shares in the foregoing types of transactions, under certain circumstances and in accordance with certain volume limitations set forth therein. We have agreed to maintain the effectiveness of the registration statement of which this prospectus is a part until April 30, 2005.

     The plan is a welfare plan as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and is designed to provide participants and their beneficiaries with retiree healthcare related to their years of active service. Prohibited transactions under Title I of ERISA and
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), could arise if, absent an available exemption, a person or entity which is a "party in interest," as defined under ERISA, or a "disqualified person," as defined under the Code, were to purchase any of the contributed shares being offered by the selling stockholder. Any such potential purchaser should consult with counsel to determine whether an exemption is available with respect to any such purchase.

                                 LEGAL MATTERS

     Richard J. Rawson, our Senior Vice President, General Counsel and Secretary, has delivered his legal opinion on behalf of the company to the effect that the 46,185,131 shares offered hereby have been validly issued and are fully paid and nonassessable. As of May 19, 2003, Mr. Rawson owned 334,072 shares of our common stock and vested options and stock units for 2,659,876 shares of our common stock.

                                    EXPERTS

     Our consolidated financial statements as of September 30, 2002 and 2001 and for each of the years during the three-year period ended September 30, 2002, incorporated in this prospectus by reference to our Current Report on Form 8-K, filed on February 21, 2003, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses payable by Lucent Technologies Inc. in connection with the sale and distribution of the common stock registered hereby:

SEC Registration Fee........................................  $  8,668
Accounting Fees.............................................    10,000
Legal Fees and Disbursements................................    42,000
New York Stock Exchange Additional Listing Fee..............    88,000
Printing Fees...............................................    10,000
Miscellaneous...............................................     5,000
                                                              --------
Total.......................................................  $163,668
                                                              ========

ITEM 15. INDEMNIFICATION OF OFFICERS AND DIRECTORS

     The registrant's Certificate of Incorporation provides that a director of the registrant shall not be personally liable to the registrant or its securityholders for monetary damages for breach of fiduciary duty as a director, except, if required by the Delaware General Corporation Law, for liability (1) for any breach of the director's duty of loyalty to the registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the Delaware General Corporation Law, which concerns unlawful payments of dividends, stock purchases or redemptions or (4) for any transaction from which the director derived an improper personal benefit. Neither the amendment nor repeal of such provision shall eliminate or reduce the effect of such provision in respect of any matter occurring, or any cause of action, suit or claim that, but for such provision, would accrue or arise prior to such amendment or repeal.

     While the registrant's Certificate of Incorporation provides directors with protection from awards for monetary damages for breach of their duty of care, it does not eliminate such duty. Accordingly, the registrant's Certificate of Incorporation will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care.

     The registrant's Certificate of Incorporation provides that each person who was or is made a party to or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that such person, or a person of whom such person is the legal representative, is or was a director or officer of the registrant or is or was serving at the request of the registrant as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the registrant to the fullest extent authorized by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the registrant to provide broader indemnification rights than said law permitted the registrant to provide prior to such amendment), against all expense, liability and loss reasonably incurred or suffered by such person in connection therewith. Such right to indemnification includes the right to have the registrant pay the expenses incurred in defending any such proceeding in advance of its final disposition, subject to the provisions of the Delaware General Corporation Law. Such rights are not exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the registrant's Certificate of Incorporation or By-laws, agreement, vote of securityholders or disinterested directors or otherwise. No repeal or modification of such provision will in any way diminish or adversely affect the rights of any director, officer, employee or agent of the registrant thereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

     The registrant's Certificate of Incorporation also specifically authorizes the registrant to maintain insurance and to grant similar indemnification rights to employees or agents of the registrant. The directors and officers of the registrant are covered by insurance policies indemnifying them against certain liabilities, including certain liabilities arising under the Securities Act, which might be incurred by them in such capacities.

ITEM 16. EXHIBITS

     See the index to exhibits, which is incorporated herein by reference.

ITEM 17. UNDERTAKINGS

     (A) The undersigned registrant hereby undertakes:

          (1) To file, during the period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (B) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (C) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Murray Hill, State of New Jersey on May 21, 2003.

                                          LUCENT TECHNOLOGIES INC.
                                          Registrant

                                          By:    /s/ JOHN A. KRITZMACHER
                                            ------------------------------------
                                                    John A. Kritzmacher
                                            Senior Vice President and Corporate
                                                          Controller

Date: May 21, 2003

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, each of the undersigned constitutes and appoints John A. Kritzmacher, Frank A. D'Amelio and Richard J. Rawson, and each of them, as attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement or any registration statement for this offering that is to be effective upon the filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact or substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated, on May 21, 2003.

                 (SIGNATURE)                                      (TITLE)
                 -----------                                      -------
            /s/ PATRICIA F. RUSSO                  Chairman and Chief Executive Officer
  -----------------------------------------     (principal executive officer) and Director
              Patricia F. Russo




            /s/ FRANK A. D'AMELIO              Executive Vice President and Chief Financial
  -----------------------------------------        Officer (principal financial officer)
              Frank A. D'Amelio




           /s/ JOHN A. KRITZMACHER                  Senior Vice President and Corporate
  -----------------------------------------      Controller (principal accounting officer)
             John A. Kritzmacher




             /s/ PAUL A. ALLAIRE                                 Director
  -----------------------------------------
               Paul A. Allaire

                 (SIGNATURE)                                      (TITLE)
                 -----------                                      -------





            /s/ ROBERT E. DENHAM                                 Director
  -----------------------------------------
              Robert E. Denham




            /s/ DANIEL S. GOLDIN                                 Director
  -----------------------------------------
              Daniel S. Goldin




          /s/ EDWARD E. HAGENLOCKER                              Director
  -----------------------------------------
            Edward E. Hagenlocker




             /s/ CARLA A. HILLS                                  Director
  -----------------------------------------
               Carla A. Hills




            /s/ HENRY B. SCHACHT                                 Director
  -----------------------------------------
              Henry B. Schacht




           /s/ FRANKLIN A. THOMAS                                Director
  -----------------------------------------
             Franklin A. Thomas




              /s/ JOHN A. YOUNG                                  Director
  -----------------------------------------
                John A. Young

                               INDEX TO EXHIBITS

EXHIBIT
  NO.                        DESCRIPTION OF EXHIBIT
-------                      ----------------------
 4.1      Provisions of the Certificate of Incorporation of the
          registrant, as amended effective February 16, 2000, that
          define the rights of security holders of the registrant.(1)
 4.2      The By-Laws of the registrant, as amended through December
          18, 2002, that define the rights of security holders of the registrant.(2)
 4.3      Rights Agreement, dated as of April 4, 1996, between the
          registrant and The Bank of New York (successor to First
          Chicago Trust Company of New York), as rights agent.(3)
 4.4      Amendment to Rights Agreement, dated as of April 4, 1996,
          between the registrant and The Bank of New York (successor to First Chicago Trust Company of New York), dated as of
          February 18, 1998.(4)
 4.5      Form of registrant's common stock certificate.(5)
 4.6*     Registration Rights Agreement, dated as of April 30, 2003, between Lucent Technologies Inc. and U.S. Trust Company,
          National Association.
 5  *     Opinion of Richard J. Rawson, Esq. as to the validity of the shares of common stock.
23.1*     Consent of Richard J. Rawson, Esq. (Included in Exhibit 5).
23.2*     Consent of PricewaterhouseCoopers LLP.
24  *     Power of Attorney (Included on the signature page hereto).

---------------

*  Filed herewith.

(1) Incorporated by reference to Exhibit 3.1 to the registrant's registration statement on Form S-4 (registration no. 333-31400), filed with the SEC on March 1, 2000.

(2) Incorporated by reference to Exhibit 4.1 to the registrant's current report on Form 8-K filed with the SEC on January 22, 2003.

(3) Incorporated by reference to Exhibit 4.2 to the registrant's registration statement on Form S-1/A (registration no. 333-00703), filed with the SEC on April 1, 1996.

(4) Incorporated by reference to Exhibit 10(i)5 to the registrant's annual report on Form 10-K for the year ended September 30, 1998, filed with the SEC on December 22, 1998.

(5) Incorporated by reference to Exhibit 4(iv) to the registrant's quarterly report on Form 10-Q for the quarter ended December 31, 2001, filed with the SEC on February 14, 2002.